UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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Form 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2014
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Vistaprint N.V.
(Exact Name of Registrant as Specified in Its Charter)
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The Netherlands	000-51539	98-0417483
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Hudsonweg 8
Venlo	5928 LW
The Netherlands	(Zip Code)
(Address of Principal Executive Offices)
Registrant’s telephone number, including area code: 31-77-850-7700

Not applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 3, 2014, Michael Greiner notified Vistaprint N.V. of his decision to resign as Vistaprint’s Senior Vice President, Corporate Finance and Chief Accounting Officer effective November 17, 2014 to accept a Chief Financial Officer position at another company. Vistaprint has decided to promote Sean Quinn, its current Vice President and Global Controller, to the position of Vice President and Chief Accounting Officer (principal accounting officer) effective November 17, 2014.

Mr. Quinn, age 35, has served as a Vice President at Vistaprint since January 2014 and Global Controller since April 2012. Mr. Quinn previously served as Vistaprint’s Director, External Reporting & Accounting from July 2010 to April 2012 and as Senior Manager, External Reporting & Accounting from October 2009 to July 2010. Before joining Vistaprint, Mr. Quinn was with KPMG LLP since September 2001 in the firm’s Philadelphia, London and Boston offices, most recently as an Audit Senior Manager. Mr. Quinn is a Certified Public Accountant and holds a B.S. degree in accounting from Saint Joseph’s University.

There are no family relationships between Mr. Quinn and any of Vistaprint’s supervisory directors or executive officers. Since July 1, 2013, Mr. Quinn has had no related person transactions that would be required to be reported under Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 8, 2014	Vistaprint N.V.

	By:	/s/ Ernst J. Teunissen
Ernst J. Teunissen
Executive Vice President and Chief Financial Officer